Exhibit 10.75
Amendment to Employment Agreement - J. Cywinski

AMENDMENT TO
EMPLOYMENT AGREEMENT
This Amendment to Employment Agreement (this “Amendment”) is made effective as of February 14, 2020 by and between Dine Brands Global, Inc. (f/k/a DineEquity, Inc.), a Delaware corporation (the “Corporation”), and John C. Cywinski (the “Executive”).
WHEREAS, the Corporation and the Executive entered into that certain Employment Agreement dated March 9, 2017 (the “Amendment”); and
WHEREAS, the Corporation and the Executive desire to enter into this Amendment to amend certain of terms of the Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual terms and conditions hereof, the Corporation and the Executive hereby agree as follows:
1.    Section 13(f)(ii) of the Agreement is hereby replaced and restated in its entirety with the following: “(ii) INTENTIONALLY OMITTED”. The last sentence of Exhibit A of the Agreement is hereby deleted.
2.    This Amendment may be executed in any number of counterparts and by any electronic means, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same agreement.
3.     All terms and provisions of the Agreement not amended hereby, either expressly or by necessary implication, shall remain in full force and effect.
IN WITNESS WHEREOF, the Corporation and the Executive have executed this Amendment as of the date and year first above written.

EXECUTIVE	DINE BRANDS GLOBAL, INC.

By: /s/ John C. Cywinski	By: /s/Gregory R. Bever
John C. Cywinski	Name: Gregory R. Bever
Title: Senior Vice President, Chief People Officer